Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement on Form S-14 (File No. 2-96149) and in the Registration Statements on Form S-3 (File No. 333-275173) and Form S-8 (File Nos. 333-28631, 33-10218, 33-13210, 33-14561, 33-48781, 33-59109, 333-43478, 333-43484, 333-128494, 333-139523, 333-148070, 333-156188, 333-167516, 333-170185, 333-204477, 333-209701 and 333-238513) of Altria Group, Inc. of our report dated March 8, 2024 relating to the financial statements of Anheuser-Busch InBev SA/NV and the effectiveness of Anheuser-Busch InBev SA/NV’s internal control over financial reporting, appearing in Anheuser-Busch InBev’s Annual Report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference into this Amendment No. 1 to Altria Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.
Diegem, Belgium, June 5, 2024
PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL
Represented by

/s/ Peter D’hondt
Statutory Auditor